Exhibit 99.3

PRIMEIRO ADITAMENTO AO INSTRUMENTO PARTICULAR DE CONTRATO DE COMPRA E VENDA DE AÇÕES

Pelo presente instrumento particular, as partes, de um lado,

MARFRIG GLOBAL FOODS S.A., sociedade anônima constituída e existente de acordo com as leis do Brasil, com sede na Cidade de São Paulo, Estado de São Paulo, na Av. Queiroz Filho, n° 1.560, Bloco 5, Torre Sabia, 3° andar, Sala 301, Bairro Vila Hamburguesa, CEP 05319-000, inscrita no Cadastro Nacional de Pessoas Jurídicas do Ministério da Economia (“CNPJ”) sob o nº 03.853.896/0001-40, neste ato representada na forma de seus atos constitutivos (“Compradora”); e de outro lado,

BANCO J.P. MORGAN S.A., instituição financeira constituída de acordo com as leis do Brasil, com sede na Cidade de São Paulo, Estado de São Paulo, na Avenida Brigadeiro Faria Lima, nº 3729, 6º (parte), 10º (parte), 11º, 12º (parte), 13º (parte), 14º, e 15º andares, inscrita no CNPJ sob o nº 33.172.537/0001-98, neste ato representada nos termos de seus atos constitutivos (“Vendedor” e, em conjunto com a Compradora, as “Partes”);

CONSIDERANDO QUE:

(i)           em 20 de maio de 2021, as Partes celebraram o Instrumento Particular de Contrato de Compra e Venda de Ações (“Contrato”), nos termos do qual pactuou-se a venda a descoberto, pelo Vendedor, de 41.272.135 (quarenta e um milhões, duzentos e setenta e dois mil, cento e trinta e cinco) ações ordinárias emitidas pela BRF S.A. (“Ações”) e a compra de tais Ações pela Compradora;

(ii)          as Ações foram tomadas em empréstimos pelo Vendedor no mercado organizado pela B3 para atender a necessidade de proteção aos riscos financeiros à variação do preço das Ações (hedge) em decorrência da contratação entre o Vendedor e a Compradora das opções de venda e opções de compra (“Operações de Derivativos”) sob o Contrato Global de Derivativos assinado em 20 de maio de 2021 (“CGD”);

(iii)         o Contrato foi celebrado para completar a estratégia de proteção aos riscos financeiros à variação do preço da Ações, uma vez que o Vendedor deve realizar a venda das Ações à descoberto e que as Partes acordaram que a venda das Ações deveria ser feita diretamente para a Compradora por conta de seu interesse oposto de aumentar sua participação acionária na BRF S.A.;

(iv)        ao longo da vigência das Operações de Derivativos, e sem prejuízo da quantidade de ações efetivamente vendidas à Compradora, o Vendedor poderá diariamente rebalancear a quantidade de Ações vendidas à descoberto conforme a variação no preço de mercado das Operações de Derivativos em função da mudança no preço de mercado das Ações, seja por meio da venda de mais ações à descoberto ou por meio da redução da quantidade de ações vendidas à descoberto;

Página 1 de 9

(v)          No entanto, após a celebração do Contrato, a Compradora informou ao Vendedor que deverá notificar a Compra e Venda ao Conselho Administrativo de Defesa Econômica (“CADE”), nos termos da Lei de Defesa da Concorrência, para obter autorização do CADE em razão da quantidade de ações de emissão da BRF S.A. adquiridas pela Compradora por meio do Contrato e em operações de compra de ações em bolsa de valores.; e

(vi)        as Partes desejam aditar o Contrato para refletir as consequências da necessidade de autorização do CADE descrita acima na compra e venda pactuada nos termos do Contrato de modo a preservar a intenção inicial das Partes com a venda das Ações;

têm entre si justo e acordado celebrar o presente Primeiro Aditamento ao Instrumento Particular de Contrato de Compra e Venda de Ações (“Aditamento”), de acordo com os termos e condições a seguir, fazendo os “considerandos” acima sua parte integrante.

1.       INTERPRETAÇÃO

1.1.       Os termos grafados com maiúsculas e usados no presente Aditamento assumirão, salvo definição em contrário neste Aditamento, os significados a eles atribuídos no Contrato.

2.       ADITAMENTOS

2.1.       As Partes desejam aditar as Cláusulas 1 e 2 do Contrato para (i) excluir a obrigação de oneração das Ações objeto da Compra e Venda; (ii) incluir previsão de indenização para recomposição do Preço de Aquisição nas hipóteses de não obtenção de autorização do CADE (ou aprovação com aplicação de remédios ou qualquer outra restrição) para realização da Compra e Venda e/ou vencimento (antecipado ou na data acordada) das Operações de Derivativos; e (iii) incluir uma data limite para obtenção de autorização do CADE e pagamento do Preço de Aquisição, de modo que tais Cláusulas passarão a viger conforme a seguinte redação:

1.	COMPRA E VENDA DE AÇÕES E ONERAÇÃO

1.1.       Compra e Venda das Ações. Sujeito aos termos e condições deste Contrato, mediante o pagamento do Preço de Aquisição, o Vendedor se compromete a vender e transferir à Compradora, em caráter irrevogável e irretratável e em até 1 (um) dia útil após o pagamento do Preço de Aquisição, a totalidade das Ações de titularidade do Vendedor, pelo preço estabelecido na Cláusula 2.1 (“Compra e Venda”).

Página 2 de 9

2.	PREÇO E FORMA DE PAGAMENTO

2.1.       Preço de Aquisição. Em contrapartida à aquisição das Ações, nos termos da Cláusula 1.1, acima, a Compradora obriga-se a pagar o preço certo e determinado por ação de R$ 23,16 (vinte e três reais e dezesseis centavos), totalizando o montante de R$ 955.862.646,60 (novecentos e cinquenta e cinco milhões, oitocentos e sessenta e dois mil, seiscentos e quarenta e seis reais e sessenta centavos) (“Preço de Aquisição”).

2.2.       O Preço de Aquisição deverá ser pago em até 1 (um) Dia Útil contado da transito em julgado da decisão de aprovação da Compra e Venda pelo Conselho Administrativo de Defesa Econômica (“CADE”).

2.3.       As Partes reconhecem e concordam que o Preço de Aquisição foi devidamente acordado entre as Partes no dia 20 de maio de 2021 com referência ao preço em que as ações ordinárias da BRF estavam sendo negociadas na B3 no momento em que as Partes acordaram a venda privada por telefone, e-mail ou sistema eletrônico. A ligação gravada entre as Partes ou a comunicação por e-mail ou sistema eletrônico, servirá como prova do acordo das Partes e poderá ser apresentada em juízo.

2.4.       Caso (i) a Compradora tenha seu pedido de autorização de compra de ações de emissão da BRF S.A. (incluindo as Ações) (i.a) indeferido pelo CADE ou (i.b) aprovado com aplicação de remédios ou quaisquer outras restrições que impeçam que a Compradora compre a totalidade das Ações pelo Preço de Aquisição; e/ou (ii) o pedido de autorização de compra de ações de emissão da BRF S.A. (incluindo as Ações) não seja aprovado e o Preço de Aquisição não seja pago pela Compradora ao Vendedor até o dia 20 de agosto de 2021, as Partes acordam que restará configurado um Evento de Rescisão Adicional em decorrência de uma Interrupção do Hedge (nos termos e conforme definido encontram-se definidos no Contrato Global de Derivativos e na confirmação das Operações de Derivativos) e o Vendedor poderá, a seu exclusivo critério, eleger as alternativas constantes das Cláusulas 2.4.1 ou 2.4.2 abaixo, que resultará no pagamento de indenização de uma parte à outra (conjuntamente, a “Indenização”).

2.4.1.	O Vendedor poderá realizar a venda das Ações em bolsa de valores de acordo com as condições de mercado vigentes na data da venda. Caso (i) as Ações sejam alienadas por valor inferior ao Preço de Aquisição, a Compradora obriga-se a indenizar o Vendedor pelo valor correspondente à diferença positiva entre o Preço de Aquisição e o preço efetivamente auferido pelo Vendedor na venda das Ações; e (ii) as Ações sejam alienadas por valor por valor superior ao Preço de Aquisição, o Vendedor deverá transferir à Compradora o valor correspondente à diferença positiva entre o preço efetivamente auferido pelo Vendedor na venda das Ações e o Preço de Aquisição, deduzidos os encargos, custos, despesas e tributos incorridos pelo Vendedor em decorrência da venda à mercado das Ações, bem como quaisquer outros custos e despesas incorridos pelo Vendedor em decorrência do processo de aprovação da Compra e Venda pelo CADE, observado que caso tais encargos, custos, despesas e tributos superem o valor da Indenização devida pelo Vendedor à Compradora, tais montantes deverão ser pagos pela Compradora ao Vendedor na forma da Cláusula 2.4.3.

Página 3 de 9

2.4.1.1.               A Indenização a ser paga pela Compradora abrangerá todos os tributos, contribuições e outros encargos incorridos pelo Vendedor em virtude do recebimento de tal Indenização, de modo que o Vendedor seja recomposto à situação que estaria caso a Indenização não tivesse sido necessária, incluindo total e qualquer despesa eventualmente incorrida pelo Vendedor em decorrência de eventuais procedimentos impostos ao Vendedor em decorrência do processo de aprovação da Compra e Venda pelo CADE.

2.4.2.	O Vendedor poderá, alternativamente ao disposto na Cláusula 2.4.1, vencer antecipadamente as Operações de Derivativos nas hipóteses da Cláusula 2.4 acima ou caso as Operações de Derivativos cheguem ao seu vencimento contratual acordado ou ainda tenham seu vencimento antecipado decretado antes que seja pago o Preço de Aquisição. Nessa hipótese, o valor devido por uma das Partes sob este Contrato deverá ser calculado da seguinte forma e observando a seguinte metodologia:

1)	as Ações, que haviam sido tomadas em empréstimo pelo Vendedor para composição da estratégia formada por este Contrato e as Operações de Derivativos, serão devolvidas por meio da liquidação dos contratos de empréstimos aos respectivos titulares.

2)	O Vendedor irá calcular o Valor de Reposição das Operações de Derivativos considerando, dentre outros fatores, o preço das Ações determinado para a liquidação antecipada das outras posições assumidas pelo Vendedor ao longo da duração das Operações de Derivativos e contratadas para rebalanceamento da quantidade de ações que deveriam estar vendidas à descoberto em cada data conforme a variação do valor de mercado das Operações de Derivativos em função da variação do preço das Ações no período decorrido.

3)	O mesmo preço das Ações determinado como referência para cálculo do Valor de Reposição das Operações de Derivativos deverá então ser utilizado como referência para o cálculo do valor de Indenização a ser pago de uma Parte à outra e calculada na forma da Cláusula 2.4.1.

2.4.2.1.               Em decorrência da metodologia acima descrita, as Partes declaram que:

a)            a metodologia acima tem por objetivo central preservar o efeito econômico das Operações de Derivativos e deste Contrato inicialmente acordada por ambas as Partes ao prever que tanto este Contrato como as Operações de Derivativos sejam resolvidos utilizando o mesmo preço de referência para as Ações na Data de Vencimento ou Data de Vencimento Antecipado das Operações de Derivativos.

Página 4 de 9

b)            entendem que, na ausência da metodologia acima prevista, seria necessário que o Vendedor vendesse todas as Ações na bolsa de valores no mesmo dia em que o Vendedor teria que recomprar tais ações para poder calcular o Valor de Reposição das Operações de Derivativos. Assim, as Partes entendem que a metodologia descrita nesta cláusula visa proteger ambas as Partes de movimentações desnecessárias com as Ações que afetariam de forma relevante o preço e a liquidez delas.

2.4.2.2.               Os termos Valor de Reposição, Data de Vencimento e Data de Vencimento Antecipado aqui utilizados terão o significado que lhes é atribuído no Contrato Global de Derivativos celebrado entre as Partes no dia 20/05/2021.

2.4.3.	Para fins da Cláusula 2.4 acima, as Partes reconhecem que (i) o indeferimento ou aprovação com remédios da Compra e Venda pelo CADE serão considerados a partir da data de publicação de tal decisão no Diário Oficial da União; e (ii) a Indenização deverá ser paga em até 1 (um) Dia Útil após a venda das Ações necessárias pelo Vendedor a quaisquer terceiros (que deverá ser realizado em prazo razoável após o início da venda a terceiros), sob o exclusivo critério do Vendedor, observado que o Vendedor informará a Compradora sobre o valor da referida Indenização na data em que realizar a venda.

2.4.4.	A Compradora declara e entende que (i) a Indenização é um meio justo e adequado para proteger o Vendedor da queda do preço das Ações durante o período em que a venda das Ações estiver sujeita à aprovação do CADE; (ii) a venda das Ações deve acontecer antes ou até o vencimento das Operações de Derivativos, sendo que se a aprovação do CADE não ocorrer até tal data, o pagamento da Indenização é necessário; e (iii) a Compradora não poderá desistir da compra das Ações ainda que o CADE venha a impor quaisquer outros remédios anti-concorrenciais que não sejam remédios que tornem ilegal a compra da totalidade das Ações.

2.5.       Forma de Pagamento do Preço de Aquisição. O Preço de Aquisição e eventual Indenização serão pagos pela Compradora ao Vendedor, em moeda corrente nacional, em uma única parcela, mediante Transferência Eletrônica Disponível (“TED”), simples transferência ou depósito para conta bancária a ser oportunamente indicada pelo Vendedor.”

2.2.       As Partes desejam aditar a declaração prestada pela Compradora na Cláusula 4.3 do Contrato para incluir a necessidade de obtenção de autorização do CADE no âmbito da declaração, que passará a viger conforme a seguinte redação:

“4.3.    Inexistência de Violação e Consentimentos. A Compradora declara e garante que a assinatura e formalização deste Contrato, bem como o cumprimento pela Compradora de toda e qualquer de suas obrigações e a implementação das operações estabelecidas nos termos deste Contrato não:

Página 5 de 9

4.3.1.   violam, infringem ou de outra forma constituem ou dão origem (i) ao vencimento antecipado de qualquer obrigação, ou (ii) ao inadimplemento e/ou multa, no âmbito de qualquer contrato, compromisso e/ou outra obrigação e/ou instrumento do qual a Compradora seja parte e/ou pelo qual esteja obrigada;

4.3.2.   violam ou conflitam com qualquer estatuto, portaria, lei, regra, regulamento, licença ou permissão, sentença ou ordem de qualquer juízo ou outra autoridade governamental ou reguladora à qual a Compradora ou seus bens estejam sujeitos; ou

4.3.3.   dependem de qualquer consentimento, aprovação ou autorização de, notificação a, ou arquivamento ou registro junto a qualquer pessoa, entidade, juízo ou autoridade governamental ou reguladora, exceto pela aprovação da Compra e Venda pelo CADE.”

2.2.1.       As Partes declaram que a declaração aditada constante da Cláusula 2.2 acima e as demais declarações prestadas no Contrato sob as Cláusulas 4 e 5 permanecem válidas, corretas e verdadeiras na presente data.

3.          DISPOSIÇÕES GERAIS

3.1.       Todas as disposições do Contrato que não tenham sido expressamente alteradas pelo presente Aditamento deverão permanecer em pleno vigor.

3.2.       O presente Aditamento obriga tanto as Partes quanto seus sucessores e cessionários, a qualquer título e todos os litígios oriundos do presente aditamento serão submetidos à arbitragem, nos termos do Contrato, observado que as Partes, neste ato, ratificam a cláusula compromissória constante do Contrato.

3.3.       O presente Aditamento será regido e interpretado de acordo com as leis da República Federativa do Brasil.

E assim, por estarem justas e contratadas, as Partes assinam o presente Contrato, na data infra mencionada, em 2 (duas) vias, juntamente com as duas testemunhas abaixo assinadas.

São Paulo, 02 de junho de 2021

[Restante da página deixado intencionalmente em branco]

Página 6 de 9

[Página de assinaturas 1/3 do Primeiro Aditamento ao Contrato de Compra e Venda de Ações entre Banco J.P. Morgan S.A. e Marfrig Global Foods S.A.]

BANCO J.P. MORGAN S.A.

/s/ Daniel Barreto	/s/ Fabio Resegue
Nome: Daniel Barreto	Nome: Fabio Resegue
Cargo: Diretor	Cargo: Diretor

Página 7 de 9

[Página de assinaturas 2/3 do Primeiro Aditamento ao Contrato de Compra e Venda de Ações entre Banco J.P. Morgan S.A. e Marfrig Global Foods S.A.]

MARFRIG GLOBAL FOODS S.A.

/s/ Tang David	/s/ Heraldo Geres
Nome: Tang David	Nome: Heraldo Geres
Cargo: CFO	Cargo: Diretor Jurídico

Página 8 de 9

[Página de assinaturas 3/3 do Primeiro Aditamento ao Contrato de Compra e Venda de Ações entre Banco J.P. Morgan S.A. e Marfrig Global Foods S.A.]

TESTEMUNHAS:

1.	/s/ Renato Cardoso Verdagem	2.	/s/ Nicolas Vaz
Nome:	Renato Cardoso Verdagem	Nome:	Nicolas Vaz
RG:	37.088.131-x	RG:	50.670.629-1

Página 9 de 9